Exhibit 99.1

For more information contact:

Russ Knittel	Jennifer Jarman
Synaptics Incorporated	The Blueshirt Group
408-454-5140	415-217-7722
russk@synaptics.com	jennifer@blueshirtgroup.com
Synaptics Reports Second Quarter Results
Santa Clara, CA – January 19, 2006 – Synaptics (Nasdaq: SYNA), a leader in interface solutions for mobile computing, communications, and entertainment devices, today reported financial results for the second fiscal quarter ended December 31, 2005. The Company’s GAAP results reflect the adoption of SFAS 123(R) regarding option expensing.
Net revenue for the second quarter of fiscal 2006 was $48.6 million, a decrease of approximately 14% compared with $56.5 million of net revenue for the second quarter of fiscal 2005.
Net income for the second quarter of fiscal 2006 was $4.8 million, or $0.18 per diluted share, a decrease of approximately 51% compared with $9.7 million, or $0.33 per diluted share, for the second quarter of fiscal 2005.
Non-GAAP net income for the second quarter of fiscal 2006, which excludes non-cash share-based compensation net of tax, was $7.5 million, or $0.27 per diluted share, a decrease of approximately 24% compared with non-GAAP net income of $9.8 million, or $0.34 per diluted share, for the second quarter of fiscal 2005.
“We are pleased to announce another solid quarter of execution with results within our expected guidance range,” stated Francis Lee, President and Chief Executive Officer of Synaptics. “Design activity is strong across our target markets and general market trends continue to move in a direction favorable to Synaptics as we look to capitalize on the continuing shift towards mobility and multimedia applications in the PC sector, coupled with the growing adoption among consumers of digital lifestyle products, including portable audio and video devices.”
Russ Knittel, Synaptics’ Chief Financial Officer, added, “Based on current indicators and our backlog entering the third fiscal quarter, we anticipate revenue to be in the $42 million to $45 million range. This guidance is based on expected seasonal declines following the holiday period. While our visibility beyond the March quarter is limited, we currently anticipate that revenue in the June quarter could be up sequentially from March quarter levels.”

Earnings Call Information
The Synaptics second quarter teleconference and webcast is scheduled to begin at 2:00 p.m., Pacific Time, on Thursday, January 19, 2006, during which the Company will provide forward-looking information. To participate on the live call, analysts and investors should dial 800-218-0204 at least ten minutes prior to the call. Synaptics will also offer a live and archived webcast of the conference call, accessible from the “Investor Relations” section of the Company’s Web site at http://www.synaptics.com/.
About Synaptics Incorporated
Synaptics is a leading developer of interface solutions for the mobile computing, communications and entertainment industries. The company creates interface solutions for a variety of devices including notebook PCs, PC peripherals, digital music players, and mobile phones. The TouchPad (TM), Synaptics’ flagship product, is integrated into more than 50 percent of today’s notebook computers. Consumer electronics and computing manufacturers use Synaptics’ solutions to enrich the interaction between humans and intelligent devices through improved usability, functionality and industrial design. The company is headquartered in Santa Clara, California. www.synaptics.com
Use of Non-GAAP Financial Information
Synaptics discloses non-GAAP financial measures of net income and net income per share and believes that this non-GAAP information provides historical comparability of its core operating results over multiple reporting periods. These non-GAAP financial measures should not be considered an alternative to net income and net income per share presented in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”). Further, these non-GAAP financial measures are unlikely to be comparable to non-GAAP information provided by other companies. In accordance with SEC regulations, reconciliation of the Synaptics U.S. GAAP information to the non-GAAP information is provided in the tables attached. We will also make available on the investor relations page of our web site at www.synaptics.com this press release, which includes a reconciliation of the U.S. GAAP to non-GAAP financial measures and a replay of the webcast.
Forward-Looking Statements
This press release contains “forward-looking” statements about Synaptics, as that term is defined under the federal securities laws. Synaptics intends such forward-looking statements to be subject to the safe harbor created by those laws. Such forward-looking statements include, but are not limited to, statements regarding Synaptics’ anticipated revenue for the third and forth quarters of fiscal 2006, its beliefs regarding the markets it serves, its assessment of market demands and trends in target markets, its view of its operating fundamentals, its assessment of consumer demands for various applications, its assessment of market conditions, and its competitive position in the notebook computer and portable audio and video device markets. Synaptics cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include, but are not limited to, (a) demand for Synaptics’ products in the PC and portable digital entertainment markets, (b) market demand for OEMs’ products using Synaptics’ solutions, (c) the failure of Synaptics’ products and OEMs’ products to deliver commercially acceptable performance, (d) changing market demand trends in the markets it serves, and consumer demand, and (e) other risks as identified from time to time in Synaptics’ SEC reports, including Quarterly Reports on Form 10-Q and current reports on Form 8-K as well as the Annual Report on Form 10-K for the fiscal year ended June 30, 2005. All forward-looking statements are based on information available to Synaptics on the date hereof, and Synaptics assumes no obligation to update such statements.
(Tables to Follow)

SYNAPTICS INCORPORATED
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	December 31,	June 30,
	2005	2005
Assets
Current assets:
Cash and cash equivalents	$29,991	$72,232
Short term investments	200,247	156,689

Total cash, cash equivalents, and short-term investments	230,238	228,921
Receivables, net of allowances of $166 and $165, respectively	31,865	33,790
Inventories	6,907	7,731
Prepaid expenses and other current assets	3,416	3,046

Total current assets	272,426	273,488

Property and equipment, net	15,888	14,615
Goodwill	1,927	1,927
Other assets	25,054	21,175

Total assets	$315,295	$311,205

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,652	$12,390
Accrued compensation	3,647	5,638
Income taxes payable	17,547	14,867
Other accrued liabilities	6,950	5,353

Total current liabilities	40,796	38,248

Note payable to a related party	1,500	1,500
Convertible senior subordinated notes	125,000	125,000
Other liabilities	1,876	1,797

Commitments and contingencies

Stockholders’ equity:
Preferred stock;
$.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock;
$.001 par value; 60,000,000 shares authorized; 26,687,672 and 26,419,447 shares issued, respectively	27	26
Additional paid in capital	116,510	106,686
Less: 2,306,100 and 1,139,000 treasury shares, respectively, at cost	(39,999)	(21,180)
Deferred stock compensation	—	(303)
Retained earnings	69,875	59,560
Accumulated other comprehensive loss	(290)	(129)

Total stockholders’ equity	146,123	144,660

Total liabilities and stockholders’ equity	$315,295	$311,205

SYNAPTICS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Net revenue	$48,555	$56,543	$100,280	$94,634
Cost of revenue (1)	26,384	30,155	54,437	51,054

Gross margin	22,171	26,388	45,843	43,580
Operating expenses
Research and development (1)	8,345	6,248	16,634	12,291
Selling, general, and administrative (1)	6,913	4,388	13,641	8,154
Amortization of deferred stock compensation	—	85	—	187

Total operating expenses	15,258	10,721	30,275	20,632

Operating income	6,913	15,667	15,568	22,948
Interest income	1,901	397	3,452	665
Interest expense	(485)	(151)	(969)	(177)

Income before income taxes	8,329	15,913	18,051	23,436
Provision for income taxes (2)	3,526	6,189	7,736	9,281

Net income	$4,803	$9,724	$10,315	$14,155

Net income per share:
Basic	$0.20	$0.38	$0.42	$0.56

Diluted	$0.18	$0.33	$0.38	$0.50

Shares used in computing net income per share:
Basic	24,299	25,816	24,534	25,457

Diluted	28,781	29,372	28,911	28,641

(1) Includes share-based compensation charges of:

Cost of revenue	$188	$—	$380	$—
Research and development	1,243	—	2,535	—
Selling, general, and administrative	1,959	—	3,785	—

	$3,390	$—	$6,700	$—

(2) Includes tax benefit for share-based compensation charges of:
	$724	$—	$1,414	$—

Non-GAAP net income per share
Basic	$0.31	$0.38	$0.64	$0.56

Diluted	$0.27	$0.34	$0.55	$0.50

SYNAPTICS INCORPORATED
Computation of Basic and Diluted Net Income Per Share
(in thousands except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Numerator:
Basic net income	$4,803	$9,724	$10,315	$14,155
Interest expense and amortization of debt issuance costs on convertible notes (net of tax)	266	69	532	69

Diluted net income	$5,069	$9,793	$10,847	$14,224

Denominator:
Shares, basic	24,299	25,816	24,534	25,457
Effect of dilutive stock options	2,008	3,067	1,903	2,939
Effect of convertible notes	2,474	489	2,474	245

Shares, diluted	28,781	29,372	28,911	28,641

Net income per share:
Basic	$0.20	$0.38	$0.42	$0.56

Diluted	$0.18	$0.33	$0.38	$0.50

Computation of non-GAAP basic and diluted net income per share (unaudited):

Numerator:
Reported net income	$4,803	$9,724	$10,315	$14,155
Non-GAAP adjustments:
Amortization of deferred stock compensation (net of tax)	—	52	—	112
Share-based compensation (net of tax)	2,666	—	5,286	—

Non-GAAP basic net income	7,469	9,776	15,601	14,267

Interest expense and amortization of debt issuance costs on convertible notes (net of tax)	266	69	532	69

Non-GAAP diluted net income	$7,735	$9,845	$16,133	$14,336

Denominator:
Shares, basic	24,299	25,816	24,534	25,457
Effect of dilutive stock options	2,228	3,067	2,198	2,939
Effect of convertible notes	2,474	489	2,474	245

Shares, diluted	29,001	29,372	29,206	28,641

Non-GAAP net income per share:
Basic	$0.31	$0.38	$0.64	$0.56

Diluted	$0.27	$0.34	$0.55	$0.50